UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 29, 2009

Viropro, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-06718	13-3124057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300, Ave des Sommets, Suite 1806 Verdun, Quebec, Canada	H3E 2B7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 731-8776

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)

(1)  Previous Independent Accountant

(i)  On December 2, 2009, Viropro, Inc.’s (“Registrant” or “Company”) independent auditor, Michael Minyard & Co. P.C.   (“Minyard & Co.”) resigned as independent auditors.  Minyard & Co. was appointed June 24, 2009 to replace previous independent auditors, DeJoya Griffith & Company, LLC (“DeJoya Griffith”) who was dismissed on June 21, 2009.

(ii)  The reports of DeJoya Griffith as of and for the years ended November 30, 2008 and 2007, did not contain any adverse opinion or disclaimer of opinion.

(iii)  The Board of Directors has approved the resignation of Michael Minyard & Co. P.C.

(iv)  During the fiscal years ending November 30, 2008 and 2007, there were no disagreements with DeJoya Griffith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

During the interim periods reviewed by Minyard & Co., namely 1st Quarter ended February 28, 2009 and 2nd Quarter ended May 31, 2009  there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or procedures.

(v)  DeJoya Griffith and Minyard & Co.  have  not advised the Company of any events described in Regulation S-K Item 304(a)(1)(v).

(2)  New Independent Accountants

On December 19, 2009 the Registrant’s Board of Directors engaged KBL, LLP as its independent auditors to provide the requisite audit services for the Company.  The Registrant did not consult with KBL, LLP on any matter at any time prior to the engagement.

(3)  See attached letters from DeJoya Griffith & Company, LLC and Michael Minyard & Co. P.C. filed as Exhibits 16.1 and 16.2

TEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
16.1	Letter from DeJoya Griffith & Company, LLC dated January 11, 2010.
16.2	Letter from Michael Minyard & Co. P.C. dated December 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viropro, Inc.
Dated: January 11, 2010	By:	/s/ Serge Beausoleil
Serge Beausoleil
Title: President & CEO